EX 10.3
December 29, 2011

[Name]
[Address]

Re:           Exercise of Warrants dated February 9, 2010

Dear ________________________:

We are contacting you as a holder of warrants to purchase common stock, $0.01 par value per share (“Common Stock”), of Echo Therapeutics, Inc. (“Echo”) at an exercise price per share of $2.25 (each, a “Warrant”).

The purpose of this letter is to inform you that, if you elect to exercise all or any portion of your Warrant for cash during the period beginning on the date of this letter and ending on December 30, 2011 at 5:00 p.m. EDT (the “Election Period”), then, in consideration for such voluntary exercise, Echo will amend that number of Warrants you exercise for cash (each, an “Amended Warrant”) such that the exercise price of each Amended Warrant will be $0.70 per share.

If you wish to exercise all or any portion of your Warrants for cash during the Election Period and receive the corresponding reduction in the exercise price of such Warrants, please sign below and return (1) a copy of this letter and (2) a completed Exercise Notice for your Warrants (found at the end of each Warrant) to Kimberly Burke, Echo’s General Counsel, via email at kburke@echotx.com no later than 5:00 p.m. EDT on Friday, December 30, 2011 at 5:00 p.m. EDT.  A wire for the aggregate amount of the exercise price also must be received by 5:00 p.m. EDT on Friday, December 30, 2011.

If you have any questions, please contact Ms. Burke by email at kburke@echotx.com.

Regards,

/s/  Patrick T. Mooney

Patrick T. Mooney
Chief Executive Officer and President

Acknowledged and agreed to this ___ day of December, 2011:

Name of Warrant Holder: _____________________________________________

Signature: __________________________________________________________

Print name of signatory: _______________________________________________

No. of Warrants to be exercised: _________________________________________

Echo Therapeutics, Inc.    8 Penn Center    1628 JFK Boulevard, Suite 300    Philadelphia, PA 19103    p: 215.717.4100    f: 215.717.4109